EX-31

Rule 13a-14(d)/15d-14(d) Certifications.

I, Brian Baker, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C24 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance, LLC, as Senior Trust Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Wells Fargo Bank, National Association, as Primary Servicer of the Hilton Houston Post Oak Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer of the Hilton Houston Post Oak Mortgage Loan, Wilmington Trust, National Association, as Trustee of the Hilton Houston Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator of the Hilton Houston Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Custodian of the Hilton Houston Post Oak Mortgage Loan, Pentalpha Surveillance, LLC, as Senior Trust Advisor of the Hilton Houston Post Oak Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant of the Hilton Houston Post Oak Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant of the Hilton Houston Post Oak Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer of the Wilton Commercial Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer of the Wilton Commercial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee of the Wilton Commercial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator of the Wilton Commercial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian of the Wilton Commercial Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant of the Wilton Commercial Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant of the Wilton Commercial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer of the Grapevine Mills Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer of the Grapevine Mills Mortgage Loan, Wilmington Trust, National Association, as Trustee of the Grapevine Mills Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator of the Grapevine Mills Mortgage Loan, Wells Fargo Bank, National Association, as Custodian of the Grapevine Mills Mortgage Loan, Pentalpha Surveillance, LLC, as Senior Trust Advisor of the Grapevine Mills Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant of the Grapevine Mills Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant of the Grapevine Mills Mortgage Loan.

Dated: March 30, 2015

/s/ Brian Baker

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)